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                                                                    EXHIBIT 99.1


PENN NATIONAL                                                    HOLLYWOOD
GAMING, INC.                                                     CASINO


News Announcement

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         CONFERENCE CALL:  TODAY, AUGUST 7, 2002 AT 5:30 P.M. EDT
         DIAL-IN NUMBERS:  800/215-4598
         WEBCAST:          www.companyboardroom.com

                   REPLAY INFORMATION PROVIDED BELOW.
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
CONTACT:
William J. Clifford          Paul C. Yates                   Joseph N. Jaffoni
Chief Financial Officer      Chief Financial Officer         Jaffoni & Collins Incorporated
Penn National Gaming, Inc.   Hollywood Casino Corporation    212/835-8500 or penn@jcir.com
610/373-2400                 972/392-7777

FOR IMMEDIATE RELEASE

          PENN NATIONAL GAMING TO ACQUIRE HOLLYWOOD CASINO CORPORATION
           FOR $12.75 PER SHARE IN CASH IN A $780 MILLION TRANSACTION

Wyomissing, Penn. and Dallas, Tex. (August 7, 2002) -- Penn National Gaming, Inc. (PENN: Nasdaq) announced today that it has entered into a definitive agreement to acquire Hollywood Casino Corporation (HWD: AMEX) for total consideration of approximately $780 million. The total consideration is net of Hollywood Casino's cash and cash equivalents of approximately $136 million and includes approximately $569 million of long-term debt of Hollywood Casino and its subsidiaries. Under the terms of the agreement, Hollywood Casino will merge with a wholly-owned subsidiary of Penn National, and Hollywood Casino stockholders will receive cash in the amount of $12.75 per share at closing.

Hollywood Casino and its subsidiaries own and operate Hollywood-themed casino entertainment facilities in Aurora, Illinois; Tunica, Mississippi; and Shreveport, Louisiana. Following the proposed acquisition of Hollywood Casino, Penn National will own six dockside gaming facilities, a pari-mutuel horse racing facility with slots, a land-based casino, two pari-mutuel horse racing operations and eleven off-track wagering sites and hold a casino management contract for an international casino. The combined company will be the seventh largest public gaming company in the U.S. with annual revenues in excess of $1 billion. Penn National believes the transaction will be accretive to its operating results upon closing based on its analysis of Hollywood Casino's assets and their prospects, as well as expected financial and operating synergies.

The transaction has been approved by the Boards of Directors of both Penn National Gaming, Inc. and Hollywood Casino Corporation. The transaction is subject to a vote by stockholders of Hollywood Casino, gaming authorities and other regulatory approvals (including expiration of the


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PENN NATIONAL GAMING TO ACQUIRE HOLLYWOOD CASINO, 8/7/02                 page 2


applicable Hart-Scott-Rodino waiting period) and other customary closing conditions, and is expected to be consummated in the first half of 2003. Certain stockholders of Hollywood Casino who control approximately 50.3% of its outstanding shares have agreed to vote in favor of the transaction.

Commenting on the transaction, Peter M. Carlino, Chief Executive Officer of Penn National, said, "The acquisition of these well established properties represents a significant growth and expansion opportunity for Penn National and is attractive both strategically and financially. The acquisition, which almost doubles our revenue base, is expected to be accretive to our operating results upon closing, builds the critical mass of our gaming operations and further diversifies the geographic reach of our operations without any overlap with our existing properties.

"We believe Hollywood's assets will prove to be excellent additions to Penn National. Hollywood Casino's Aurora facility recently completed a major expansion and the company's $230 million Shreveport resort has only been in operation for a year and a half. As a result, neither of these properties will require major near term capital investments to expand or refurbish these facilities. In both cases these properties are viewed as the premier facility in their respective market and have access to major metropolitan feeder markets of Chicago and Dallas. Hollywood Tunica has proven to be a consistent performer with over 500 rooms, ample meeting space, an 18-hole championship golf course and is an attractive destination resort. Like its Aurora and Shreveport counterparts, the Tunica casino is a superior quality facility that will require very modest near-term capital expenditures. Our vision is to blend the successful operating and management disciplines of both companies to generate improved financial performance over prior year periods. Finally, in Hollywood Casino we are acquiring a solid brand with widespread recognition that can be applied to other Penn National assets to drive marketing programs and efficiencies."

Edward T. Pratt III, Chairman and Chief Executive Officer of Hollywood Casino Corporation, continued, "The Board and management of Hollywood Casino are very pleased to announce this transaction. The significant value our shareholders will be receiving reflects the culmination of several years of hard work by many dedicated employees of Hollywood. The $12.75 per share purchase price clearly reflects the tremendous value that Hollywood Casino has created for its shareholders. The terms of the transaction provide Hollywood Casino shareholders with a 34% premium to the closing price of our stock on June 27, 2002, the day before we publicly disclosed that the company had been conducting a sale process. We are confident that our superior quality facilities will continue to generate impressive operating results under Penn National.

"In addition to being a terrific transaction for our shareholders, we think the merger of our two companies provides our employees with a tremendous opportunity. The combined company will be a large, diversified gaming company with a bright future. We are pleased to note that after the merger our properties will continue to operate under the Hollywood Casino brand. We also understand that Penn National's existing properties plan to adopt the Hollywood Casino name and theme after the merger."


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PENN NATIONAL GAMING TO ACQUIRE HOLLYWOOD CASINO, 8/7/02                 page 3


Hollywood Casino Corporation owns and operates:

|X| Hollywood Casino - Aurora, arguably the finest gaming and entertainment product in the Chicago marketplace. The 117,000 square foot dockside casino and entertainment facility is located in Aurora, Illinois, approximately 35 miles west of downtown Chicago. The property recently opened a new spectacular dockside casino that replaced its two original, four level riverboat casinos. The dockside casino has 53,000 square feet of gaming space on a single level featuring 1,105 slot machines and 36 table games including the only poker room in Chicago. The property also features the Hollywood Epic Buffet (R), which offers the latest in presentation style cooking, the Fairbanks (R) Steakhouse, the property's gourmet steak restaurant and a high-end player's lounge.

|X| Hollywood Casino - Tunica, a casino, hotel and entertainment complex located in Tunica County, Mississippi, approximately 30 miles south of Memphis, Tennessee. The Tunica Casino was designed to replicate a motion picture sound stage and features a 54,000 square-foot, single-level casino with approximately 1,600 slot machines and 40 table games. The casino includes the Adventure Slots themed gaming area featuring multimedia displays of memorabilia from famous adventure motion pictures and over 200 slot machines. The Tunica Casino's 505-room hotel is currently undergoing an $8 million renovation which is expected to be completed in mid-2003.

|X| Hollywood Casino - Shreveport, a 229,000 square foot entertainment facility located in Shreveport, Louisiana, approximately 180 miles east of Dallas, Texas. The property is Shreveport's first "true" destination resort and is also the market's first highly themed facility, utilizing an art-deco Hollywood theme throughout the property. The Shreveport resort features the largest dockside casino in the Shreveport market, a 403-room, all-suite hotel, an elegant land-based pavilion that includes a sixty-foot high atrium and extensive restaurant and entertainment amenities. The property's dockside casino contains approximately 59,000 square feet of space with approximately 1,422 slot machines and approximately 66 table games. Located in the pavilion are the property's acclaimed Epic Buffet, Hollywood Diner and Fairbanks Steakhouse restaurants and its state-of-the-art spa and fitness center.

Penn National has received financing commitments from Bear, Stearns & Co. Inc. and Merrill Lynch & Co. to consummate the transaction which commitments are subject to several customary conditions.

Lehman Brothers Inc. acted as financial advisor to Penn National Gaming and Goldman, Sachs & Co. served as financial advisor to Hollywood Casino Corporation in the transaction.

Penn National and Hollywood Casino will be hosting a conference call and simultaneous webcast at 5:30 p.m. EDT today, both of which are open to the general public. The conference call number is 800/215-4598; please call five minutes in advance to ensure that you are connected prior to the presentation. Questions and answers will be reserved for call-in analysts and investors. Interested parties may also access the live call on the Internet at www.companyboardroom.com; allow

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PENN NATIONAL GAMING TO ACQUIRE HOLLYWOOD CASINO, 8/7/02                 page 4


15 minutes to register and download and install any necessary software. Following its completion, a replay of the call can be accessed until August 20, by dialing 800/633-8284 or 402/977-9140 (international callers). The access code for the replay is 20814618. A replay of the call can also be accessed for thirty days on the Internet via www.companyboardroom.com.

Penn National Gaming owns and operates Charles Town Races in Charles Town, West Virginia, which presently features 2,587 gaming machines (with approval to offer 3,500 machines); two Mississippi casinos, the Casino Magic hotel, casino, golf resort and marina in Bay St. Louis and the Boomtown Biloxi casino in Biloxi; the Casino Rouge, a riverboat gaming facility in Baton Rouge, Louisiana and the Bullwhackers properties in Black Hawk, Colorado. Penn National also owns two racetracks and eleven off-track wagering facilities in Pennsylvania and the racetrack at Charles Town Races in West Virginia, and operates the Casino Rama, a gaming facility located approximately 90 miles north of Toronto, Canada, pursuant to a management contract.

In addition to historical facts or statements of current condition, this press release contains forward-looking statements made by Penn National or Hollywood Casino (collectively, the "Companies") within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Some of these statements are those regarding the accretive nature of the merger, synergies arising from the merger, future capital expenditures, prospects for future growth, expectation of continued acquisitions and optimism in light of current economic conditions. These statements are subject to a number of risks and uncertainties that could cause the statements made to be incorrect and the actual results to differ materially. The Companies describe certain of these risks and uncertainties in their filings with the Securities and Exchange Commission, including their Annual Reports on Form 10-K for the year ended December 31, 2001. Some of these risks include those relating to the ability of the Penn National to integrate and manage facilities it acquires, risks relating to the development and expansion of properties, risks of increased competition and risks relating to the fact that they are heavily regulated by gaming authorities. In addition, consummation of Penn National's acquisition of Hollywood Casino is subject to several conditions including the completion of Penn National's acquisition financing as well as the approval of various governmental entities, including certain gaming regulatory authorities to which the Companies are subject. Furthermore, the Companies do not intend to update publicly any forward-looking statements except as required by law. The cautionary advice in this paragraph is permitted by the Private Securities Litigation Reform Act of 1995.

Hollywood Casino anticipates filing a proxy statement with the Securities and Exchange Commission in the near future. Investors and security holders will be able to obtain a free copy of this document when it becomes available at the Commission's web site www.sec.gov. STOCKHOLDERS OF HOLLYWOOD CASINO SHOULD READ THE PROXY STATEMENT CAREFULLY BEFORE MAKING A DECISION REGARDING THE TRANSACTION. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS RELATED TO THE TRANSACTION WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

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